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                                                                    EXHIBIT 21.1

                             INCO HOMES CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                                                        STATE OF INCORPORATION
NAME                                                    OR ORGANIZATION
----                                                    ---------------
Norris Homes, Inc. (formerly Inco Homes)                California
Inco Development Corporation                            California
Inco Homes Sales Group, Inc.                            California
Freedom Mortgage, Inc.                                  California
Inco Insurance Services, Inc.                           California